HEADS OF AGREEMENT

This Agreement is entered into this 16th day of February, 2001 between Rotch Property Group Limited whose address is 18 Upper Grosvenor Street London WIX 9PB ("Rotch") and Harrell Hospitality Group, Inc whose address is 16475 North Dallas Parkway, Suite 410, Addison, Dallas Texas 75001 ("Harrell"), wherein the parties agree as follows:

The parties desire to enter into a strategic alliance, relative to the hotel acquisition, leasing, development and management activity of both parties, as they specifically relate to the UK and Europe, and, where appropriate, as they relate to the USA.

The parties agree:

1. Rotch will engage Harrell to provide hotel consulting, asset oversight, acquisition review, operational review, pre opening or pre takeover technical services and ongoing property management for Rotch.

2. Harrell will refer to Rotch, any relevant hotel acquisition, leasing, workout or other opportunities that meet Rotch's criteria.

3. Rotch will assist Harrell in securing acquisition, fmancing, leasing, development, and management opportunities where Harrell needs such assistance, in allowing Harrell to advise potential owners, sellers and others of Harrell's relationship with Rotch as outlined herein, and disclose Rotch's history, portfolio and any other information approved for dissemination by Rotch.

4. In cooperation with Rotch, Harrell will work to bring an international hotel franchise to the UK and Europe.

5. Harrell will seek to achieve an arbitrage opportunity in hotel values through rebranding, as well as using B2B and other Harrell methodologies.

6. Using Harrell relationships, Harrell will introduce and promote the Rotch interactive property management system to other groups.

For the provision of services outlined above, Harrell will receive customary fees together with equity participations under a mutually agreeable formula.

Additionally, Harrell will offer to Rotch, shares and/or options in Harrell, at a price and under a formula to be mutually agreed upon.

This letter constitutes the understanding between Rotch and Harrell, and a formal and more definitive agreement will be entered into between the parties within 30 days.

Agreed: Mr. Vincent Tchenguiz, Chairman, Rotch Property Group Limited and

Mr. Paul L Barham, Chief Executive Officer, Harrell Hospitality Group, Inc.